UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

November 30, 2005

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2005, Atmos Energy Corporation, through its Atmos-Pipeline Texas Division (the “Company”), entered into a Pipeline Construction and Operating Agreement with Energy Transfer Fuel, LP (“ETF”), a Delaware limited partnership, which is an affiliate of Energy Transfer Partners, L.P. (“ETP”), a Delaware master limited partnership (the “Agreement”). Under the terms of the Agreement, the parties will construct, operate and each own an undivided 50% interest in a 30-inch natural gas pipeline, approximately 45 miles in length, to serve gas distribution customers in developing areas of North Texas and to provide gas producers in the Barnett Shale area and other shippers in the Fort Worth Basin area of Texas with additional pipeline capacity to reach markets on both the Atmos Energy and ETF pipeline systems. The Company will be responsible for contributing no more than $42,500,000 to the construction costs of the pipeline. The Company is also obligated to contribute 50% of the costs of compression facilities being constructed to facilitate capacity on and operation of the pipeline. The Company will be the operator of the pipeline upon the completion of its construction. In addition, the parties will form a management committee comprised of four members, with the parties appointing two members each, to oversee the management of the construction and operation of the pipeline. The Agreement contains other terms and conditions that are usual and customary for transactions of this type.

With respect to any relationships between the Company or its affiliates to ETF and ETP, the Company currently has a transportation arrangement with ETF to transport natural gas to certain areas of its distribution system in Central Texas and has entered into other more limited miscellaneous agreements with ETF. In addition, in January 2004, the Company and three other natural gas distribution companies sold to ETP their ownership interests in U.S. Propane Partners, L.P. and U.S. Propane, L.L.C., its general partner. However, none of these transactions, individually or in the aggregate, has created a relationship that is material to either of the parties to the Agreement or their affiliates. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Pipeline Construction and Operating Agreement, dated November 30, 2005, by and between Atmos-Pipeline Texas, a division of Atmos Energy Corporation, a Texas and Virginia corporation and Energy Transfer Fuel, LP, a Delaware limited partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: December 6, 2005	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Pipeline Construction and Operating Agreement, dated November 30, 2005, by and between Atmos-Pipeline Texas, a division of Atmos Energy Corporation, a Texas and Virginia corporation and Energy Transfer Fuel, LP, a Delaware limited partnership